Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands

T +1 345 949 4123
F +1 345 949 4647

BOUNDLESS GROUP

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

10 October 2025

Our ref: 8071081/254985865/5

BOUNDLESS GROUP (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), the Public Offering Prospectus (defined below) and the Resale Prospectus (defined below), initially filed on 10 October 2025 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the offering of certain Class A ordinary shares in the Company with a par value of US$0.0001 each (Class A Ordinary Shares).

1.	Documents reviewed

For the purposes of this opinion letter, we have reviewed a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 3 October 2024;

(b)	the amended and restated memorandum and articles of association of the Company (the M&A) adopted by special resolution passed on 12 February 2025;

(c)	a copy of the Company's register of members (the Register of Members) that was provided to us by the Company on 8 October 2025;

(d)	a copy of the Company's register of directors and officers that was provided to us by the Company on 8 October 2025 and a certificate from a director of the Company dated 10 October 2025 (together with the M&A, the Register of Members and the Certificate of Good Standing (defined below), the Company Records);

(e)	written resolutions of the board of directors of the Company dated 12 February 2025 (the Resolutions);

(f)	a certificate of good standing dated 2 October 2025, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(g)	the Registration Statement;

(h)	the preliminary prospectus included in the Registration Statement relating to the offering and sale to the public of up to 4,000,000 Class A Ordinary Shares (or up to 4,600,000 Class A Ordinary Shares if the underwriters' over-allotment option is exercised in full) (the Public Offering Shares) (the Public Offering Prospectus); and

(i)	the preliminary prospectus included in the Registration Statement relating to the offering and the resale by the selling shareholder (the Selling Shareholder) named therein of up to 1,909,313 Class A Ordinary Shares (the Resale Shares) (the Resale Prospectus and, together with the Public Offering Prospectus, the Prospectuses each a Prospectus).

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

2.1	each document examined by us, whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the factual representations made in the documents reviewed by us are accurate and complete in all respects;

2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, varied, revoked or superseded in any respect;

2.6	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	the Registration Statement and each Prospectus (and each agreement filed as an exhibit thereto) are valid and binding under the laws of the United States of America and the Registration Statement has been duly filed with the Commission;

2.9	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete;

2.10	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below; and

2.11	upon issue of the Public Offering Shares, the Company will receive in full the consideration for which the Company agreed to issue the Public Offering Shares, which shall be equal to at least the par value thereof and upon issue of the Resale Shares, the Company received in full the consideration for which the Company agreed to issue the Resale Shares, which was equal to at least the par value thereof.

3.	Opinion

Based upon the foregoing and subject to the qualifications and limitations set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	Based solely on our review of the M&A, the authorised share capital of the Company is US$50,000 divided into 467,318,158 Class A ordinary shares with a par value of US$0.0001 each, 12,681,842 Class B ordinary shares with a par value of US$0.0001 each and 20,000,000 preference shares with a par value of US$0.0001 each.

3.3	Based solely on our review of the Register of Members, the Selling Shareholder is the registered holder of 1,909,313 the Resale Shares and the Resale Shares are fully paid, issued and outstanding.

3.4	The issue and allotment of the Public Offering Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Public Offering Prospectus, the Public Offering Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.5	The statements under the caption "Cayman Islands Taxation" in each Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4.	Qualifications and limitations

This opinion is subject to the following qualifications and limitations:

4.1	This opinion:

(a)	is limited to the matters expressly stated in it;

(b)	is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion; and

(c)	only relates to the laws of the Cayman Islands which are in force on the date of this opinion.

4.2	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any document referred to in this opinion. For the purposes of this opinion, we have only examined the documents listed in paragraph 1 above. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any document and we offer no opinion on any such term or document.

4.3	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not necessarily record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.3, there are no circumstances or matters of fact known to us on the date of this opinion which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Class A Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.4	To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar's knowledge, in default under the Companies Act.

4.5	In this opinion the phrase non-assessable means, with respect to a share in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the share by the Company or its creditors (except in exceptional circumstances and subject to the Company’s memorandum and articles of association, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Governing law

This opinion and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

6.	Consent

We hereby consent to the filing of this opinion as exhibits to the Registration Statement and to the reference to our name on the cover page of each Prospectus and under the headings "Prospectus Summary", "Taxation", "Enforceability of Civil Liabilities" and "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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